InspireMD Announces Appointment of Medical Device Industry Veteran

Agustin Gago as Chief Commercial Officer

BOSTON, MA – October 26, 2016 – InspireMD, Inc. (NYSE MKT: NSPR, NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS), neurovascular devices and thrombus management technologies, today announced the appointment of Agustin Gago as the Company’s Executive Vice President and Chief Commercial Officer. In this role, Mr. Gago will be responsible for developing and implementing InspireMD’s global sales, distribution and marketing strategy for the Company’s CGuard™ EPS, MGuard Prime EPS™, as well as all future pipeline products.

“I am excited to welcome Agustin to the InspireMD team”, said James Barry, PhD, Chief Executive Officer of InspireMD. “Agustin brings a wealth of experience in building and leading global commercial organizations. He will be an invaluable asset to InspireMD as we focus on expanding company sales in the global market place. His successful track record and comprehensive expertise in cardiology, oncology and diagnostic imaging will strengthen our sales and marketing organization. Agustin will be a key addition to our management team as we focus on revenue growth and broadening our product pipeline.”

Mr. Gago has over 25 years of experience in building profitable international commercial, sales and marketing organizations. Before joining InspireMD, he served as a Principal at Dash International, LLC, a consulting firm he founded in 2013, advising CEOs and Boards of Directors of major medical device companies on business strategy. Prior to this, he served as Chief Commercial Officer at Delcath Systems, Inc., an interventional oncology company, creating its direct and contract sales forces as well as a distributor infrastructure serving Europe, Asia and South America. Before his time at Delcath Systems, Mr. Gago was Vice President of International Oncology Surgery Sales at AngioDynamics, Inc., a provider of minimally invasive medical devices for cardiology vascular disease and oncology. There, he was also responsible for the launch of their interventional cardiology product line. Mr. Gago also worked for 10 years in various leadership roles at E-Z-EM, Inc., a global manufacturer of medical devices and contrast agents for gastrointestinal imaging, eventually being appointed Vice President of Global GI Business and Vice President of International Operations. Mr. Gago is fluent in several foreign languages including Spanish and Portuguese.

“I am pleased to be joining InspireMD, a company whose cutting-edge technology and products have the potential to truly be a game changer for patients with carotid artery, neurovascular and coronary artery disease,” said Mr. Gago. “I look forward to working with my new team to advance InspireMD’s position and products within the Global market place.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone:	1-888-776-6804 FREE

Email: craigs@inspiremd.com

Lazar Partners

David Carey

Investor Relations

(212) 867-1768

dcarey@lazarpartners.com

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